MEMORANDUM OF UNDERSTANDING

    BEIJING GEHUA CABLE TV NETWORKS CO. LTD. AND BIG SKY NETWORK CANADA LTD.
     TO JOINTLY DEVELOP BROADBAND NETWORK TECHNOLOGY AND TO PROVIDE INTERNET
                     TECHNICAL SERVICES IN THE BEIJING AREA

Beijing Gehua Cable TV Network Co. Ltd. (Party A) is a corporation located in Metropolitan Beijing Area. The main business of the Company is to provide Internet services, data transmission and other Internet based value-added business in the Beijing Area. Big Sky Network Canada Ltd. (Party B) is a private company, headquartered in Calgary, Alberta, Canada and its main business is to build high-speed Broadband networks and to provide Internet technology services. Party B desires to cooperative with Party A and to jointly develop the broadband technology and to provide broadband network technology services, Internet data transmissions, and other network value-added technical services in the Beijing Area. Big Sky Network Canada Ltd. has gained valuable experiences and developed special expertise that learned from its two joint ventures successfully launched at Shekou in Guangdong Province, and Chengdu, in Sichuan Province and that could be applied in Beijing Area. Based on the spirit of friendly cooperation and mutual development, after discussions and negotiations, both Parties agreed that there is huge market and enormous business potential to provide aforementioned services in the Beijing Area. In addition, the Parties reached the following consensus:

         1. Both Parties agreed to cooperate and to jointly develop Internet data transmission and broadband network services based on the Cable TV networks of Beijing Area (the Project).

         2. At the initial stage of the Project, Party A will build a two-way testing HFC network that is not less than 10,000 cable subscribers to be used for the Project. The building cost will be the Party A's responsibility.

         3. Party B will provide the equipment, technology, capital, and personnel for the Project.

         4. The Parties will make the testing network to be operated as a commercial network within three months after its launching date.

         5. The Parties will continue their discussion for further and deeper cooperation of the Project.

         6. This Memorandum of Understanding is written in the Chinese language and four (4) original copies were made.


BEIJING GEHUA CABLE TV                             BIG SKY NETWORK CANADA LTD.
NETWORKS CO., LTD.

/s/ MIN TAN NG                                     /s/ LU WANG
------------------------                           -------------------------
AUTHORIZED REPRESENTATIVE                          AUTHORIZED REPRESENTATIVE

DATE: June 18, 2001                                 DATE: June 18, 2001